UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BRYN MAWR BANK CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	23-24344506
(State of incorporation or organization)	(IRS Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr PA	19010
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

Securities to be registered pursuant to section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: (not applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

TITLE OF EACH CLASS TO BE REGISTERED

Common Stock Purchase Rights

This Form 8-A/A Amendment No.1 amends and restates the information set forth on the cover page of the Registration Statement on the Form 8-A, filed with the Commission on November 25, 2003 by Bryn Mawr Bank Corporation, a Pennsylvania corporation, to clearly evidence that all the securities, if any, which are to be registered pursuant to the Registration Statement are registered pursuant to Section 12(g) of the Exchange Act, and otherwise the Registration Statement is unaltered.

Pursuant to the provisions of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRYN MAWR BANK CORPORATION

By	/s/ Frederick C. Peters II

Frederick C. Peters II, President and Chief Executive Officer

Date:	May 28, 2004